                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                             ZOLTEK COMPANIES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                              January 30, 2001



DEAR FELLOW SHAREHOLDERS:

                  Our Annual Meeting of Shareholders will be held at the St. Louis Art Museum Auditorium, located at 1 Fine Arts Drive in Forest Park, St. Louis, Missouri at 10:00 a.m., local time, on Wednesday, February 28, 2001. The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

                  We cordially invite you to attend the Annual Meeting. Please RSVP to 314-291-5110 if you plan to attend the meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                        Sincerely,



                                        ZSOLT RUMY
                                        Chairman of the Board, President
                                          and Chief Executive Officer

                           ZOLTEK COMPANIES, INC.
                             3101 MCKELVEY ROAD
                          ST. LOUIS, MISSOURI 63044


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FEBRUARY 28, 2001


Dear Shareholder:

                  The Annual Meeting of Shareholders of Zoltek Companies, Inc. (the "Company") will be held at the St. Louis Art Museum Auditorium, located at 1 Fine Arts Drive in Forest Park, St. Louis, Missouri on Wednesday, February 28, 2001, at 10:00 a.m., local time, for the following purposes:

                  1. To elect two Class II directors to hold office for a term of three years.

                  2. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

                  These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only shareholders of record of the Company at the close of business on January 15, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                                        By order of the Board of Directors,


                                        DANIEL D. GREENWELL
                                        Chief Financial Officer and Secretary

January 30, 2001

                           ZOLTEK COMPANIES, INC.
                             3101 MCKELVEY ROAD
                          ST. LOUIS, MISSOURI 63044


                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FEBRUARY 28, 2001

                              -----------------

                             GENERAL INFORMATION

                  This Proxy Statement is furnished to the shareholders of ZOLTEK COMPANIES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the St. Louis Art Museum Auditorium, located at 1 Fine Arts Drive in Forest Park, St. Louis, Missouri at 10:00 a.m., local time, on Wednesday, February 28, 2001, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.

                  This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the shareholders of the Company on or about January 30, 2001.

                  The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

                  The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company also may solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners.

                  Only shareholders of record at the close of business on January 15, 2001 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 16,201,338 shares of the Company's common stock, $.01 par value ("Common Stock"), outstanding.

                  Each outstanding share of the Company's Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting.
A quorum is required for votes taken at the Annual Meeting to be valid. A quorum will be attained if holders of a majority of the Common Stock issued and outstanding on the record date are present at the Annual Meeting in person or by proxy. After a quorum has been established, the vote of the holders of a majority of the Common Stock present in person or by proxy shall be required for the election of any director. Except as otherwise required by the Company's Restated Articles of Incorporation or applicable law, approval of any other matter submitted for a vote of the shareholders at the Annual Meeting requires the vote of the holders of a majority of the Common Stock represented in person or by proxy at the meeting.

                  Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against on other matters submitted to the shareholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The following table includes information as to the only person known to management of the Company to beneficially own five percent or more of the Company's outstanding Common Stock as of January 15, 2001:

                                        Number of Shares     Percent of Outstanding
Name and Address of Beneficial Owner   Beneficially Owned       Common Stock(1)
------------------------------------   ------------------    ----------------------

Zsolt Rumy                                5,762,200(2)                35.2%
3101 McKelvey Road
St. Louis, Missouri 63044

--------------------------

(1) The percentage calculation is based upon 16,201,338 shares of the Company's Common Stock that were outstanding as of January 15, 2001.

(2) Total includes 150,000 shares subject to presently exercisable stock options. Pursuant to the Company's supply agreement with BF Goodrich Aerospace, Mr. Rumy has agreed, subject to certain exceptions, to negotiate exclusively with BF Goodrich Aerospace for a specified period if he determines to sell a significant amount of his shares of the Company's Common Stock.


                            ELECTION OF DIRECTORS

                  Two individuals will be elected at the Annual Meeting to serve as Class II directors of the Company for a term of three years. The two nominees receiving the vote of holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will be elected. Shareholders do not have the right to cumulate votes in the election of directors.

                  The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of James W. Betts and John F. McDonnell as Class II directors, except as otherwise directed by the shareholder on the Proxy Card. Messrs. Betts and McDonnell are currently directors of the Company. If for any reason Mr. Betts or

Mr. McDonnell becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominee as is designated by the Board of Directors.

                  The Board of Directors recommends a vote "FOR" the election of James W. Betts and John F. McDonnell as Class II directors.

                  The name, age, principal occupation or position and other directorships with respect to Messrs. Betts and McDonnell and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

     CLASS II - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2004

                  James W. Betts, age 63, has served as a Director of the Company since August 1992. In 2000, he retired as Vice President Raw Materials of Great Lakes Carbon Corp. (a producer of carbon products) in which capacity he had served for more than the past five years.

                  John F. McDonnell, age 62, has served as a Director of the Company since July 1999. Mr. McDonnell has been engaged in private investment activities since his retirement as Chairman of the Board of McDonnell Douglas Corporation in August 1997. From 1962 to 1997, Mr. McDonnell held various positions with McDonnell Douglas Corporation, including Chairman of the Board from 1994 to 1997 and Chairman and Chief Executive Officer from 1988 to 1994. Mr. McDonnell also serves as a director of The Boeing Company (an aerospace company) and Ralston Purina Company (a pet food and agricultural products company).

                CLASS III - TO CONTINUE IN OFFICE UNTIL 2002

                  Zsolt Rumy, age 58, is the founder of the Company and has served as its Chairman, Chief Executive Officer and President and as a Director since 1975. Prior to founding the Company, Mr. Rumy served as Process Engineer and Industrial Marketing Manager for Monsanto Company, Accounts Manager for General Electric Company and Technical Sales Representative for W.R. Grace Company. Since May 1996, Mr. Rumy has served as a director of Southwest Bank of St. Louis, with which the Company maintains a banking relationship.

                  Charles A. Dill, age 60, has served as a Director of the Company since August 1992. Since October 1995, he has been a managing partner of Gateway Venture Associates, L.P., a venture capital firm. He served as Chief Executive Officer of Bridge Information Systems, Inc. (a provider of databases and systems to institutional investors) from October 1992 to April 1995. Mr. Dill serves as a director of Stifel Financial Corp., the parent of Stifel, Nicolaus & Company, Incorporated (a securities brokerage, investment management and investment banking firm), DT Industries, Inc. (a developer and manufacturer of automated production equipment and systems), and Transact Technologies Incorporated (a manufacturer of transaction-based printers).

                 CLASS I - TO CONTINUE IN OFFICE UNTIL 2003

                  John L. Kardos, age 61, has served as a Director of the Company since August 1992. For more than the past five years, he has been Lopata Professor of Chemical Engineering at Washington University, St. Louis, Missouri. During 2000, Mr. Kardos served as a consultant to the Company on a part-time basis to assist the Company in evaluating technology matters. From June 1971 to July 1991, he was Chairman of the Graduate Program in Materials Science and Engineering and Director of the Materials Research Laboratory of Washington University. He then served as Chairman of the Department of Chemical Engineering of Washington University from 1991 to 1998.

                  Linn Bealke, age 56, has served as a Director of the Company since August 1992. For more than the past five years, he has been President and Director of Mississippi Valley Bancshares, Inc. (a bank holding company) and Vice Chairman of Southwest Bank of St. Louis (a commercial bank).


                      BOARD OF DIRECTORS AND COMMITTEES

                  During fiscal 2000, the Board of Directors of the Company met five times. Each of the directors and nominees attended not less than 75% of the meetings of the Board of Directors and committees of which such director or nominee was a member during fiscal 2000.

                  The Board of Directors has a standing Audit Committee, Compensation Committee and Technology Committee.

                  The members of the Audit Committee are Messrs. Bealke, Dill and McDonnell. The Audit Committee reviews the scope of the Company's engagement of its independent public accountant and their reports. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and reports. The Audit Committee met four times in fiscal 2000.

                  The Compensation Committee is composed of Messrs. Betts and Dill. The Compensation Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries and bonuses to be paid executive officers and to administer the Company's Long Term Incentive Plan. The Compensation Committee met one time during fiscal 2000.

                  The Technology Committee advises the Company's management and the other members of the Board of Directors regarding strategic technology issues, including recruitment and retention of engineering and technical employees, and research and development policy issues. The Technology Committee is comprised of Messrs. McDonnell and Kardos. Members of the Technology Committee consulted informally with each other and with members of management from time to time throughout fiscal 2000.


                               DIRECTORS' FEES

                  Directors who are not also employees of the Company are paid $750 per board meeting attended. In addition, each of the directors who is not also an employee of the Company (an "Eligible Director") participates in the Zoltek Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the granting of non-qualified stock options to Eligible Directors. Under the Directors Plan, each person who is an Eligible Director on the first business day after the date of the Company's annual meeting of shareholders is granted options to acquire 7,500 shares of Common Stock. In addition, newly elected directors who are not also employees also receive an initial grant of options to purchase 7,500 at the time of their election. The Directors Plan otherwise does not establish a limit on the aggregate number of options that may be granted thereunder. Options granted pursuant to the Directors Plan entitle the director to purchase the Company's Common Stock at a price equal to the Fair Market Value (as defined in the Directors Plan) on the date of grant. The option by its terms is not transferable by the director except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The option is exercisable during the director's lifetime solely by the director. Each option is immediately exercisable as to any or all shares and may be exercised at any time or from time to time. Options that are outstanding and unexercised at the time the holder ceases to be a director of the Company for any reason terminate on the first to occur of the expiration date of the option or the expiration of 24 months after the date the holder ceases to be a director. Unless exercised or terminated sooner, each option expires on the tenth anniversary of the date of grant.


                      SECURITY OWNERSHIP BY MANAGEMENT

                  The following table indicates, as of January 15, 2001, the beneficial ownership of the Company's Common Stock by each director of the Company, each nominee for election as a director of the Company, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

                                                              Number of Shares
Name of Beneficial Owner                                     Beneficially Owned   Percent of Class(1)
------------------------                                     ------------------   -------------------

Zsolt Rumy                                                      5,762,200(2)             35.2%
Linn Bealke                                                        75,900(3)                 *
James W. Betts                                                     72,000(4)                 *
Charles A. Dill                                                    69,000(4)                 *
John F. McDonnell                                                 167,000(5)              1.0%
John L. Kardos                                                     45,000(6)                 *
Daniel D. Greenwell                                                76,842(7)                 *
All directors and executive officers as a group (7 persons)     6,275,942(8)             37.7%

--------------------------
*    Less than one percent

(1) Based upon 16,201,338 shares of the Company's Common Stock outstanding as of January 15, 2001 and, for each director or executive officer or the group, the number of shares subject to options that may be acquired upon exercise thereof by such director or executive officer or the group within 60 days of January 15, 2001.

(2) Includes 150,000 shares subject to presently exercisable stock options. Pursuant to the Company's supply agreement with BF Goodrich Aerospace, Mr. Rumy has agreed, subject to certain exceptions, to negotiate exclusively with BF Goodrich Aerospace for a specified period if he determines to sell a significant amount of his shares of the Company's Common Stock.

(3)  Includes 37,500 shares subject to presently exercisable stock options.

(4)  Includes 51,000 shares subject to presently exercisable stock options.

(5)  Includes 15,000 shares subject to presently exercisable stock options.

(6)  Includes 45,000 shares subject to presently exercisable stock options.

(7) Includes 75,000 shares subject to presently exercisable stock options and 342 shares held jointly with spouse.

(8)  Includes 424,500 shares subject to presently exercisable stock options.

                     COMPENSATION OF EXECUTIVE OFFICERS

                  For the years ended September 30, 2000, 1999 and 1998, the following table sets forth summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and each other executive officer of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2000.

                                    SUMMARY COMPENSATION TABLE

                                                Annual             Long Term
                                             Compensation        Compensation
                                           -----------------    --------------
                                                                  Securities
                                                                  Underlying        All Other
Name and Principal Position        Year    Salary($)   Bonus    Options/SARs(#)   Compensation(1)
---------------------------        ----    ---------   -----    ---------------   ---------------

Zsolt Rumy                         2000   $200,000      --             --/--         $   4,900
Chairman of the Board, President   1999   $200,000      --             --/--         $  19,551
and Chief Executive Officer        1998   $150,000      --             --/--         $  19,551

Daniel D. Greenwell                2000   $132,750      --             --/--         $   1,275
Chief Financial Officer and        1999   $120,000      --         15,000/--         $   5,100
Secretary                          1998   $120,000      --             --/--         $   5,100

---------------------------

(1) Total includes amounts allocated to the named executive officer's account pursuant to the Company's defined contribution profit sharing plan.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                  The following table sets forth information concerning the number of exercisable and unexercisable stock options at September 30, 2000, as well as the value of such stock options having an exercise price lower than the last reported trading price on September 30, 2000 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table. No stock options were exercised by such individuals during the 2000 fiscal year.


                                                Number of Securities        Value of Unexercised In-
                                               Underlying Unexercised         The-Money Options at
                                            Options at Fiscal Year-End(#)    Fiscal Year-End ($)(1)
Name                                          Exercisable/Unexercisable    Exercisable/Unexercisable
-----                                       -----------------------------  --------------------------
Zsolt Rumy.................................           150,000/0                   $243,750/$0

Daniel D. Greenwell........................            60,000/0                      $0/$0

                                                       15,000/0                    $66,825/$0

                                                       0/15,000                     $0/$2,775

---------------------------

(1) Based on a price per share of $7.875, being the last reported trading price before the fiscal year end.

                    REPORT OF THE COMPENSATION COMMITTEE
                      REGARDING EXECUTIVE COMPENSATION

                  The Company's executive compensation policy is established by the Compensation Committee of the Board of Directors and is administered by the Company's management. The Committee's compensation policies are based upon the principle that the financial rewards of the Company's executives should be aligned with the financial interests of its shareholders. In this manner, the Company seeks to meet its ultimate responsibility to its shareholders by striving to create superior long-term return on their investment through achievement of the Company's long-term strategy, earnings growth and the prudent management of the Company's business.

                  In determining the appropriate level of executive compensation in fiscal 2000, the Committee considered the Company's financial results during the period and management's continuing efforts over the past several years in achieving the Company's goal of building long-term shareholder value through the commercialization of carbon fibers. The Committee did not assign specific weights to individual factors, but rather considered all such factors as a whole. The Company's executive compensation policy in fiscal 2000 consisted of base salary, non-cash benefits and long- and short-term compensation. In determining its policy, the Committee also considered the strategic accomplishments of management in fiscal 2000 toward the Company's long-term strategic plan.

                  During fiscal 2000, management continued to implement and enhance three elements of the Company's business strategy relating to achieving reductions of production costs and maintaining the Company's position as the lowest-cost producer of carbon fibers with the largest rated capacity for carbon fibers in the world. In addition, management made significant progress toward the fourth element of the Company's strategy - to support new commercial market and applications development across a broad range of mass-market applications. While the Company successfully implemented a number of long-term initiatives, the Company's operating results for fiscal 2000 were disappointing to the Board of Directors and management. During fiscal 2000, management completed a series of downstream acquisitions intended to accelerate development of carbon fiber reinforced composite applications by providing parts-producers and original equipment manufacturers with complete solutions to utilize carbon fibers composites. However, compared to fiscal 1999, net sales for fiscal 2000 increased 18.4% to $81.4 million, while the Company reported a net loss of $8.7 million, compared to a net loss of $2.6 million for fiscal 1999.

                  The Company's long-term incentive compensation program consists of stock option grants to the Company's executives, which grants have been linked to the Company's ZOLTEK 2000 five-year strategic plan to become the world's leading carbon fiber producer. Each of such grants include provisions pursuant to which such options vest and became exercisable in October 2000 upon the scheduled completion of the ZOLTEK 2000 plan. During fiscal 2000, no new stock options were granted other than to new executives joining the Company.

                  The Company's short-term incentive compensation program consists of cash bonuses paid based upon the Company's actual results and progress toward its strategic plans, and an evaluation of each individual's contributions thereto. In considering the advisability of short-term compensation for fiscal 2000, the Committee determined that, while significant contributions were made by executive management for fiscal 2000 toward the Company's strategic plans, no cash bonuses should be paid to executive officers for fiscal 2000.

                  Mr. Rumy's base salary was set at $200,000 for fiscal 2000. Mr. Rumy's base salary was increased in fiscal 1999 to $200,000 from $150,000 in fiscal 1998 in recognition of Mr. Rumy's contributions in establishing and implementing the Company's business strategy. At Mr. Rumy's suggestion, in order to minimize the Company's administrative overhead, the amount of Mr. Rumy's base salary remains below the level which the Committee believes the Company could otherwise expect to pay for an executive of Mr. Rumy's background and responsibilities. For the same reasons set forth above, Mr. Rumy did not receive a bonus for fiscal 2000. Based upon Mr. Rumy's existing stock options which became vested in October 2000, Mr. Rumy was not granted any new stock options in fiscal 2000.

                  Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to amend these policies at such times in the future and in such manner as the Committee deems necessary or advisable.

                  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of the Company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. In making compensation decisions, the Committee will consider the net cost of compensation to the Company and whether it is practicable and consistent with other compensation objectives to qualify the Company's incentive compensation under the applicable exemption of Section 162(m). The Committee anticipates that deductibility of compensation payments will be one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation, and the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

      SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                    CHARLES A. DILL    JAMES W. BETTS


                      REPORT OF THE AUDIT COMMITTEE OF
                           THE BOARD OF DIRECTORS

                  The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board of Directors on May 15, 2000. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A. The Company's independent accountants,
             ----------
PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

                  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee held four meetings during fiscal 2000.

                  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000, for filing with the Securities and Exchange Commission.

         SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
         LINN BEALKE        CHARLES A. DILL       JOHN F. MCDONNELL


                             PERFORMANCE GRAPH

                  The following Performance Graph compares the cumulative total shareholder return, including the reinvestment of dividends, on the Company's Common Stock with the cumulative return of the NASDAQ Industrial Index and the Russell 2000 Index for the five-year period from September 30, 1995 to September 30, 2000.




                            [Performance Graph]

               ASSUMES $100 INVESTED ON SEPTEMBER 30, 1995 IN
                    ZOLTEK COMPANIES, INC. COMMON STOCK,
                       THE NASDAQ INDUSTRIAL INDEX AND
                           THE RUSSELL 2000 INDEX

-----------------------------------------------------------------------------
                        Sep. 30, Sep. 30, Sep. 30, Sep. 30, Sep. 30, Sep. 30,
                          1995     1996     1997     1998     1999     2000
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Zoltek Companies, Inc.   100.00   460.61   754.55   140.91    96.97    95.45
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NASDAQ Industrial Index  100.00   116.74   156.69   157.57   267.23   267.23
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The Russell 2000 Index   100.00   113.13   150.68   122.03   145.30   179.28
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                            CERTAIN TRANSACTIONS

                  Mr. Bealke, who is a director of the Company, also is Vice Chairman of Southwest Bank of St. Louis ("Southwest Bank"), which is a bank lender to the Company. Mr. Rumy, the Chairman, President and Chief Executive Officer of the Company, has served as a director of Southwest Bank since 1996. As of September 30, 2000, the Company's borrowings from Southwest Bank aggregated $3,729,821. During the fiscal year ended September 30, 2000, the Company's aggregate interest payments to Southwest Bank aggregated $236,112. During the fiscal year ended September 30, 2000, the Company's aggregate payments under an operating lease with Southwest Bank, as lessor, were $822,568.

                  During fiscal 2000, in connection with the Company's operations, the Company from time to time chartered an airplane from a corporation wholly owned by Mr. Rumy, the Chairman, President and Chief Executive Officer of the Company. The total of all such charter payments made by the Company during fiscal 2000 was $196,892.

                  During fiscal 2000, Mr. Kardos, who is a director of the Company, performed various consulting services for the Company related to evaluating technology aspects of the Company's business. During fiscal 2000, the Company paid Mr. Kardos an aggregate of $29,598 for such consulting services.

                  The Company believes that all of the transactions set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties. All future transactions (including loans) between the Company and its officers, directors, principal shareholders and affiliates are required to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                           APPOINTMENT OF AUDITORS

                  PricewaterhouseCoopers LLP served as the Company's independent accountants for fiscal 2000. The Board of Directors anticipates that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire. The Board of Directors has not yet appointed independent accountants to be the Company's auditors for fiscal 2001. The Company expects that the Company's auditors for fiscal 2001 will be appointed by the end of the second quarter of fiscal 2001.

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


                          PROPOSALS OF SHAREHOLDERS

                  Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for the 2001 Annual Meeting of Shareholders must be received at the offices of the Company, c/o Daniel D. Greenwell, Chief Financial Officer and Corporate Secretary, 3101 McKelvey Road, St. Louis, Missouri 63044 by not later than October 3, 2001. The Company's By-Laws also prescribe certain time limitations and procedures which must be complied with for proposals of shareholders, including nominations of directors, to be considered at, such annual meeting. The By-Laws of the Company provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of the Company not less than 30 and not more than 60 days before the annual meeting; provided, however, that, in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                  Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and
(c) as to the shareholder giving the notice, (i) the name and address of such shareholder, as it appears ion the Company's books, and (ii) the class and number of shares of the Company which are owned beneficially by such shareholder.


                                ANNUAL REPORT

                  The annual report of the Company for the year ended September 30, 2000 has simultaneously been mailed to the shareholders of the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO DANIEL D. GREENWELL, CHIEF FINANCIAL OFFICER, ZOLTEK COMPANIES, INC., 3101 MCKELVEY ROAD, ST. LOUIS, MISSOURI 63044, TELEPHONE NUMBER: (314)291-5110.

                                OTHER MATTERS

                  The Board of Directors of the Company does not intend to present at the Annual Meeting any business other than that referred to in the accompanying Notice of Annual Meeting. As of the date hereof, the Board of Directors was not aware of any other matters which may properly be presented for action at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                                        ZSOLT RUMY
                                        Chairman of the Board, President
                                          and Chief Executive Officer



January 30, 2001

                                                                   APPENDIX A

                           ZOLTEK COMPANIES, INC.

                           AUDIT COMMITTEE CHARTER


The audit committee is an independent three-person committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

In meeting its responsibilities, the audit committee is expected to:

1. Provide an open avenue of communication between the Chief Financial Officer (CFO), the independent accountant, and the Board of Directors.

2.       Review and update the committee's charter annually.

3. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

4. Review and concur in the appointment, replacement, reassignment, or dismissal of the CFO.

5. Confirm and assure the independence of the CFO and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant. Obtain a written statement from the independent accountant confirming their independence and setting forth all relationships with the Company.

6. Inquire of management, the CFO, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

7. Consider, in consultation with the independent accountant and the CFO, the audit scope and plan of the CFO's internal audit procedures and the independent accountant.

8. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

9. Review with the CFO and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

10.      Consider and review with the independent accountant and the CFO:

         a. The adequacy of the Company's internal controls including computerized information system controls and security.

         b. Any related significant findings and recommendations of the independent accountant and CFO together with management's responses thereto.

         c. The quality of the Company's accounting principles and underlying estimates.

11. Review with management and the independent accountant at the completion of the annual examination:

         a.     The Company's annual financial statement and related footnotes.

         b. The independent accountant's audit of the financial statements and his or her report thereon.

         c. Any significant changes required in the independent accountant's audit plan.

         d. Any serious difficulties or disputes with management encountered during the course of the audit.

         e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

12.      Consider and review with management and the CFO:

         a. Significant findings during the year and management's responses thereto.

         b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

         c.     Any changes required in the planned scope of their audit plan.

         d.     Management's internal audit procedures.

13. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

14. Review policies and procedures with respect to officers' expense reports and prerequisites, including their use of corporate assets, and consider the results of any review of those areas by the CFO or the independent accountant.

15. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and program and reports received from regulators.

16. Meet with the CFO, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

17. Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.


18. Report to the shareholders annually in the proxy disclosing whether or not, with respect to the prior fiscal year:

         a. management has reviewed the audited financial statements with the audit committee, including a discussion of the quality of the accounting principles as applied and significant judgments affecting the Company's financial statements;

         b. the outside auditors have discussed with the audit committee the outside auditors' judgments of the quality of those principles as applied and judgments referenced in (a) above under those circumstances;

         c. members of the audit committee have discussed among themselves, without management or the outside auditors present, the information disclosed to the audit committee described in (a) and (b) above; and

         d. the audit committee, in reliance on the review and discussions conducted with management and the outside auditors pursuant to
                (a) and (b) above, believes that the Company's financial statements are fairly presented in conformity with Generally Accepted Accounting Principles (GAAP) in all material respects.

19. The audit committee shall discuss with the outside auditor and Company management the 10-Q prior to its filing or prior to the release of earnings. The Chair of this committee may represent the entire committee for purposes of this review.

20. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

21. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

22. The committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

The membership of the audit committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit committee members and the committee chairman shall be designated by the full Board of Directors.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the Board of Directors.


Adopted May 15, 2000


By            /s/Linn H. Bealke
         -----------------------------------------------------
                 Linn H. Bealke


              /s/Charles A. Dill
         -----------------------------------------------------
                 Charles A. Dill


              /s/John F. McDonnell
         -----------------------------------------------------
                 John F. McDonnell

                            ZOLTEK COMPANIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Zsolt Rumy and Daniel D. Greenwell, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Annual Meeting of Shareholders of Zoltek Companies, Inc. to be held at the St. Louis Art Museum Auditorium, located at 1 Fine Art Drive in Forest Park, St. Louis, Missouri on Wednesday, February 28, 2001, at 10:00 a.m., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. ELECTION OF TWO CLASS II DIRECTORS
   / / FOR all nominees listed below          / / WITHHOLD AUTHORITY
       (except as written to the                  to vote for nominees
       contrary below)                            as listed below

                CLASS II--JAMES W. BETTS and JOHN F. MCDONNELL

    (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

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2. IN THEIR DISCRETION UPON ANY BUSINESS WHICH MAY PROPERLY COME BEFORE THE
   MEETING.

           / / FOR            / / AGAINST            / / ABSTAIN












THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED ABOVE IN THE ELECTION OF DIRECTORS.

Dated this       day of                 , 2001.
           -----        ----------------

         PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.











                                   ---------------------------------------

                                   ---------------------------------------
                                                  Signature

                                   Please date and sign in the exact name
                                   in which you own the Company's Common
                                   Stock. Executors, administrators,
                                   trustees and others acting in a
                                   representative or fiduciary capacity
                                   should so indicate when signing.

                            APPENDIX


      Page 9 of the printed Proxy contains a Performance Graph. The information contained in the graph has been presented in a tabular format that may be processed by the EDGAR system.